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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 24, 2006


                               Simtek Corporation
               (Exact Name of Registrant as Specified in Charter)


          Colorado                    0-19027                     84-1057605
(State or other jurisdiction        (Commission                  (IRS Employer
     of incorporation)             File Number)                Identification #)


              4250 Buckingham Dr. #100, Colorado Springs, CO 80907
                     (Address of Principal Executive Office)

                                 (719) 531-9444
              (Registrant's telephone number, including area code)


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








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Item 1.01  Entry into a Material Definitive Agreement.

     On March 24, 2006, Simtek Corporation (the "Company") entered into a License and Development Agreement with Cypress Semiconductor Corporation ("Cypress") pursuant to which, among other things, Cypress agreed to license certain intellectual property from the Company to develop and manufacture standard, custom and embedded nvSRAM products, Cypress and the Company agreed to co-develop certain nvSRAM products and Cypress has agreed to pay to the Company $4 million in pre-paid royalties. Under the License and Development Agreement, the Company has issued (or will issue upon certain payments by Cypress at June 30, 2006 and December 31, 2006) three separate warrants to Cypress granting Cypress the right to purchase a total of 20 million shares of the Company's common stock, at an exercise price per share of $0.75 with a term of 10 years each. The Company and Cypress amended and restated that certain Registration Rights Agreement, dated May 4, 2005, between such parties in order to grant Cypress certain registration rights with respect to the shares issuable upon exercise of the warrants. A copy of the press release announcing the transaction is included herewith and attached as Exhibit 99.1. A copy of the License and Development Agreement and the Amended and Restated Registration Rights Agreement are included herewith and attached as Exhibit 99.2 and Exhibit 99.3, respectively.

     As previously disclosed, the Company and Cypress are currently jointly developing a 0.13-micron Silicon-Oxide-Nitride-Oxide-Silicon (SONOS) nonvolatile memory process pursuant to that certain Development and Production Agreement, dated May 4, 2005, between such parties. Incident to the Development and Production Agreement, Cypress previously purchased, for $4 million, 6,740,816 shares of the Company's common stock, and the Company granted a warrant to Cypress to purchase 5,055,612 shares of the Company's common stock at an exercise price of $0.7772 per share with a term of 10 years. As previously disclosed, the Company deposited $3 million of the $4 million purchase price into an escrow account in order to support and make certain payments for the 0.13-micron SONOS process and developments. In addition, the Company previously granted to Cypress certain registration rights with respect to the 6,740,816 shares and the 5,055,612 warrants.

Item 3.02  Unregistered Sales of Equity Securities.

     On March 24, 2006, the Company issued (or entered into an agreement to issue upon certain payments by Cypress at June 30, 2006 and December 31, 2006) three separate warrants to Cypress granting Cypress the right to purchase a total of 20 million shares of the Company's common stock, at an exercise price per share of $0.75 with a term of 10 years each. The aggregate amount of consideration received by the Company for the warrants was certain pre-paid royalties and certain of Cypress' obligations under the License and Development Agreement. The issuance of the warrants is exempt from registration pursuant to Rule 506 promulgated under, and Section 4(2) of, the Securities Act of 1933, as amended, as Cypress is an accredited investor, there was no general solicitation and Cypress had access to material information of the Company.

Item 9.01  Financial Statements and Exhibits.

     (d)  Exhibits.

          Exhibit Number    Description
          --------------    -----------

               10.1 License and Development Agreement, dated March 24, 2006, by and between the Company and Cypress.



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               10.2         Amended and Restated Registration Rights Agreement,
                            dated March 24, 2006, by and between the Company and Cypress.

               99.1 Press release of the Company, dated March 30, 2006, titled "Cypress and Simtek to Expand Technology Agreement".


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SIMTEK CORPORATION


                                      By: /s/  BRIAN ALLEMAN
                                          --------------------------------------
                                          Brian Alleman, Chief Financial Officer



March 30, 2006







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                                  EXHIBIT INDEX



Exhibit Number        Description
--------------        -----------

    10.1 License and Development Agreement, dated March 24, 2006, by and between the Company and Cypress.

    10.2 Amended and Restated Registration Rights Agreement, dated March 24, 2006, by and between the Company and Cypress.

    99.1 Press release of the Company, dated March 30, 2006, titled "Cypress and Simtek to Expand Technology Agreement".